UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2008
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

     On January 31, 2008, RF Micro Devices, Inc. (RFMD) issued a press release announcing financial results for its fiscal 2008 third quarter ended December 29, 2007.  A copy of this press release is furnished as Exhibit 99.1.

Item 8.01  Other Events.

     On January 31, 2008, RFMD announced that its Board of Directors has authorized the repurchase of up to $150 million of its outstanding common stock over the next 24 months.  The share repurchase program authorizes RFMD to repurchase shares, from time to time, through solicited or unsolicited transactions in the open market or in privately negotiated transactions.  The number of shares to be purchased and the timing of the purchases will be based on market conditions and other factors.  The program may be discontinued at any time.  A copy of this press release is filed as Exhibit 99.2.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.                    Description

    99.1                          Press release, dated January 31, 2008, announcing financial results for RFMD's fiscal 2008 third quarter ended December 29, 2007

    99.2                          Press release, dated January 31, 2008, announcing RFMD's share repurchase program

                                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/William A. Priddy, Jr.

                                                                                    William A. Priddy, Jr.
                                                                                     Chief Financial Officer, Corporate
                                                                                     Vice President of Administration and Secretary

Date:    January 31, 2008

EXHIBIT INDEX

Exhibit No.                           Description of Exhibit

    99.1                                   Press release, dated January 31, 2008, announcing financial results for RFMD's fiscal 2008 third quarter ended December 29, 2007

    99.2                                   Press release, dated January 31, 2008, announcing RFMD's share repurchase program